UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 4, 2026 (May 2, 2026)
_____________________

Global Business Travel Group, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

666 3rd Avenue, 4th Floor
New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 344-1290
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☒

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) ☐

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 2, 2026, Global Business Travel Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gaia Purchaser, Inc., a Delaware corporation (“Parent”), and Gaia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Company is to be acquired by Long Lake Management Holdings Inc. (“Long Lake”).

Merger

Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving as a wholly owned subsidiary of Parent.

Board Recommendation

The board of directors of the Company (the “Company Board”) previously established a special committee of the Company Board consisting only of independent and disinterested directors (the “Special Committee”) to, among other things, review, consider, evaluate and negotiate the Merger Agreement and the Transactions and to make a recommendation to the Company Board with respect thereto. The Special Committee unanimously (i) determined that the Merger Agreement and the Transactions are fair to, advisable and in the best interests of the Company and its stockholders and (ii) recommended that the Company Board (x) approve and declare advisable the Merger Agreement and the Transactions and (y) recommend that the Company’s stockholders adopt the Merger Agreement.

Acting upon the recommendation of the Special Committee, the Company Board (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approved the Merger Agreement and certain other ancillary agreements (including the Voting Agreements, as defined below), and the consummation of the Merger and the related transactions upon the terms and conditions set forth therein, (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and (v) directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock held by the Company as treasury stock, owned by Parent or Merger Sub, unvested pursuant to a side letter with the Company, pursuant to which appraisal rights have been properly exercised and perfected (and not withdrawn or lost) in accordance with Section 262 of the DGCL, and, if applicable, any shares of Company Common Stock held by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company that are converted in the manner set forth in the Merger Agreement) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $9.50, without interest thereon (the “Per Share Price”).

Representations and Warranties; Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to Article VIII of the Merger Agreement and the Effective Time (i) to use its commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, (ii) not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), and (iii) to comply with certain restrictions on soliciting any acquisition proposal, subject to certain exceptions and a fiduciary out, in each case as set forth in the Merger Agreement and further described below.

Treatment of Company Equity Awards

Company Options

At the Effective Time, each option to purchase shares of Company Common Stock with an exercise price per share of Company Common Stock (a “Company Option”) that is less than the Per Share Price (each such Company Option, an “In-the-Money Company Option”) that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (ii) the excess of the Per Share Price over the exercise price per share of such In-the-Money Company Option.

At the Effective Time, each Company Option that is not an In-the-Money Company Option that is outstanding as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled without any cash payment or other consideration being made in respect thereof.

Company RSUs

Each award of restricted stock units of the Company (a “Company RSU”) that is outstanding as of immediately prior to the Effective Time, will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.

Company PSUs

Each award of performance stock units of the Company (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time will, as of immediately prior to the Effective Time, automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (A) the Per Share Price and (B) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time.

Closing Conditions

The closing of the Merger is subject to the satisfaction of certain conditions at or prior to the Closing, including (i) the adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at a meeting of the Company’s stockholders (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the waiting periods applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other regulatory approvals (including under applicable foreign investment laws), (iii) CSA Approval (as defined in the Merger Agreement) and (iv) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions, the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)) and the absence of any Company Material Adverse Effect since the date of the Merger Agreement. Notwithstanding the foregoing, in no event will Parent or Merger Sub be obligated to consummate the Closing prior to July 1, 2026.

No Solicitation

The Company is generally prohibited from, among other things, soliciting any alternative acquisition proposal, furnishing any non-public information relating to the Company in connection with an acquisition proposal, or participating or engaging in discussions or negotiations regarding an alternative acquisition proposal.

Notwithstanding the foregoing, prior to obtaining the Requisite Stockholder Approval, if the Company receives a bona fide, unsolicited written alternative acquisition proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement and the Company Board (or a committee thereof, including the Special Committee) determines in good faith (after consultation with its outside legal counsel and financial advisors) that such alternative acquisition proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and that failure to take such actions would be inconsistent with the Company Board’s or such committee’s fiduciary duties under applicable law, then, subject to the terms and conditions of the Merger Agreement (including notice and match right provisions), the Company may participate or engage in discussions or negotiations for such alternative acquisition proposal and furnish any non-public information relating to the Company in connection therewith.

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including, (i) if the Merger is not consummated by 11:59 p.m., New York City time, on November 2, 2026, subject to automatic extension under certain circumstances to February 2, 2027 for the purpose of obtaining specified regulatory approvals (as extended, if applicable, the “Termination Date”), (ii) if the Requisite Stockholder Approval is not obtained at a meeting of Company stockholders (or any adjournment or postponement thereof) at which a vote is taken on the Merger, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Transactions to not be satisfied and fails to cure such breach within the applicable cure period, (iv) if any law, order or judgment prohibiting the Merger has become final and non-appealable, and (v) by mutual written agreement of Parent and the Company. In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the Requisite Stockholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal and, (y) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by Parent (prior to obtaining the Requisite Stockholder Approval) if the Company Board changes its recommendation to the Company’s stockholders to vote to adopt the Merger Agreement.

Termination Fees

In certain circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee equal to $200 million (the “Company Termination Fee”), including if (i) Parent terminates the Merger Agreement following a change in the recommendation of the Company Board or Special Committee in the manner specified in the Merger Agreement or (ii) the Company terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal, in each case as set forth in the Merger Agreement. In addition, if (a) the Merger Agreement is terminated due to a failure to obtain the Requisite Stockholder Approval or due to the Company’s breach in the manner specified in the Merger Agreement, (b) following entry into the Merger Agreement and prior to such termination an alternative acquisition proposal was publicly announced or became known to the Company Board (or any committee thereof) and was not withdrawn within the timeframe specified in the Merger Agreement, and (c) within 12 months following such termination the Company enters into or consummates an alternative acquisition transaction, then the Company will be required to pay Parent the Company Termination Fee, in each case as set forth in the Merger Agreement.

Parent will be required to pay the Company a termination fee equal to $270 million (the “Parent Termination Fee”) if the Company terminates the Merger Agreement due to Parent’s or Merger Sub’s breach or failure to perform in the manner specified in the Merger Agreement or due to Parent’s failure to consummate the Merger under the circumstances specified in the Merger Agreement.

Financing

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Long Lake has committed to capitalize Parent at the closing of the Merger with equity financing for the transaction, subject to the conditions set forth in an equity commitment letter. In addition, Koch Equity Development LLC has committed to capitalize Parent at the closing of the Merger with a combination of preferred and common equity financing for the transaction, subject to the conditions set forth in an equity commitment letter.

In addition, Long Lake has guaranteed certain payment obligations, including payment of the termination fee payable by Parent under certain circumstances pursuant to the Merger Agreement, as well as certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and the limited guarantee provided.

Pursuant to a debt commitment letter, certain financing sources have committed to Parent to provide it with $2.5 billion of debt financing to fund in part, the transactions contemplated by the Merger Agreement. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to the satisfaction (or waiver) of certain closing conditions described in the debt commitment letter.

Pursuant to the Merger Agreement, the Company is required to use commercially reasonable efforts to provide Parent with customary cooperation in connection with the debt financing.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the Transactions contemplated thereby is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement and the above description have been included to provide information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should not read the Merger Agreement in isolation, but rather in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the execution of the Merger Agreement Parent, Merger Sub and the Company entered into voting and support agreements (the “Voting Agreements”) with each of (i) American Express International, Inc., (ii) EG Corporate Travel Holdings LLC, (iii) QIA Retail Holding LLC and (iv) BR Investors Juweel, L.P. Under the Voting Agreements, the stockholders party thereto have agreed to, among other things, vote or execute consents with respect to all of their shares of Company Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger and against any acquisition proposal, subject to certain terms and conditions contained therein. Each such stockholder has also agreed not to transfer any of its shares of Company Common Stock or any related equity interests of the Company during the term of such Voting Agreement, subject to certain exceptions. The Voting Agreement also restricts each such stockholder and its controlled affiliates from taking any action that the Company or its subsidiaries would be prohibited from taking under the non-solicitation provisions of the Merger Agreement, subject to certain exceptions. The shares of Company Common Stock beneficially owned by the stockholders party to the Voting Agreements represent approximately 69% of the outstanding shares of Company Common Stock as of April 30, 2026.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full texts of the Voting Agreements, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. Further, investors should not read the form of voting agreement in isolation, but rather in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the SEC.

Item 8.01	Other Events.

On May 4, 2026, the Company issued a press release announcing its entry into the Merger Agreement.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated by reference herein solely for purposes of this Item 8.01 disclosure. The information required to be reported on Form 8-K with respect to the Merger Agreement will be filed in a separate Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements regarding the proposed acquisition of Global Business Travel Group, Inc. (“Amex GBT” or the “Company”) by certain investment funds affiliated with, or advised by, Gaia Purchaser, Inc. (the “Merger”), stockholder approvals for the Merger, any expected timetable for completing the Merger, the expected benefits of the Merger and other statements regarding our financial position, business strategy, and the plans and objectives of management for future operations and full-year guidance. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report on Form 8-K are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us, including as a result of the proposed Merger, will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with clients and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine, the conflicts in the Middle East, tensions between China and Taiwan and military operations in Venezuela, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the impact of any future acquisitions including the integration of any acquisition; (12) the decisions of market data providers, indices and individual investors; (13) costs related to, or the inability to recognize the anticipated benefits of our merger with CWT Holdings, LLC (“CWT”); (14) risks related to the business of CWT or unexpected liabilities that arise in connection with the integration of CWT into our business, including our ability to apply our procedures regarding internal controls over financial reporting to CWT; (15) the outcome of any legal proceedings that may be instituted against the Company in connection with our merger with CWT or the proposed Merger; (16) the ability to complete the proposed Merger on the anticipated terms and timing, or at all, including obtaining required regulatory approvals and the satisfaction of other conditions to the completion of the proposed Merger; (17) the risk that disruptions from the proposed Merger (such as the ability of certain customers of Amex GBT to terminate or amend contracts upon a change of control, or to withhold consent to such change of control) will harm Amex GBT’s business, including current plans and operations, during the pendency, and following the completion of, the proposed Merger; (18) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger; (19) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (20) contractual provisions that may impact Amex GBT’s ability to pursue certain business opportunities or strategic transactions during the pendency, and/or following the completion of, the proposed Merger; (21) the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring Amex GBT to pay a termination fee to Parent; (22) those risks and uncertainties found in Amex GBT’s filings with the SEC, including the risk factors discussed in Amex GBT’s most recent Annual Reports on Form 10-K, as updated by Amex GBT’s Quarterly Reports on Form 10-Q and future filings with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (23) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements.

Important Additional Information and Where to Find It

In connection with the Merger, the Company plans to file a proxy statement and certain other documents with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders will be able to obtain, free of charge, copies of the proxy statement and other documents that are filed by the Company when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov) and at the Company’s website (https://www.amexglobalbusinesstravel.com). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 666 3rd Avenue, 4th Floor, New York, New York, 10017.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the Merger. Additional information regarding the identity of any such participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the Merger. You may obtain free copies of these documents using the sources indicated above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of May 2, 2026, by and among Global Business Travel Group, Inc., Gaia Purchaser, Inc. and Gaia Merger Sub, Inc.
10.1	Form of Voting Agreement by and among Gaia Purchaser, Inc., Gaia Merger Sub, Inc., Global Business Travel Group, Inc. and certain stockholders of Global Business Travel Group, Inc.
99.1	Merger Agreement Press Release, dated May 4, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL)
__________________________
*
Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601 (a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS TRAVEL GROUP, INC.

Date: May 4, 2026

	By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and
Compliance and Corporate Secretary